EXHIBIT 7.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to par value US$0.01 share of LJ International Inc., a British Virgin Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 3rd day of April, 2013.

Yu Chuan Yih

/s/ Yu Chuan Yih

Hon Tak Ringo Ng

/s/ Hon Tak Ringo Ng

Ka Man Au

/s/ Ka Man Au

Hoi Tsun Peter Au

/s/ Hoi Tsun Peter Au

Yuin Chiek Lye

/s/ Yuin Chiek Lye

Hoi Yee Vicky Chan

/s/ Hoi Yee Vicky Chan

Zhicheng Shi

/s/ Zhicheng Shi

Primeon, Inc.

By:	/s/ Zhicheng Shi
Name:	Zhicheng Shi
Title:

Hillside Financial

By:	/s/ Zhicheng Shi
Name:	Zhicheng Shi
Title:

Shilin Investments

By:	/s/ Zhicheng Shi
Name:	Zhicheng Shi
Title: